Exhibit 10.14

[Informal English Translation]

Tenancy Agreement

Made and executed in Jerusalem this 30th day of January 2017

Between:

Ms. Rachel Zacks Identity No. 29581

Dr. Moshe Eliash Advocate Identity No. 1940998

(jointly and severally)

(hereinafter – “the Landlord”)

of the one part;

And:

Sol-Gel Technologies Ltd.

Corporate number 51-254469-3

(hereinafter called: “the Tenant”)

of the other part

WHEREAS:	by a tenancy agreement signed between the parties on October 10, 2007, (hereinafter called: “the Tenancy Agreement”) the Tenant took a tenancy of the Premises as defined in the Agreement; and

WHEREAS:	the Tenant wishes to take and the Landlord wishes to grant a tenancy of additional areas.

It is therefore declared and agreed between the parties as follows:

1.	The preamble to this Agreement constitutes an integral part thereof.

2.	The Landlord hereby grants to the Tenant the area of approximately 151 square meters (net), which are approximately 188.75 square meters (gross) on the fourth floor of the Building, as described in the plan annexed hereto and which constitutes an integral part of this Agreement. It is agreed that the passage areas marked in blue on the above plan will remain vacant and not be leased to any party for the duration of the Tenancy Agreement term.

3.	The Landlord hereby grants also a tenancy of the entire mezzanine floor of the Building having a floor area of 105.76 square meters as described in the plan annexed hereto and which constitutes an integral part of this Agreement.

4.	The foregoing areas will be hereinafter called: “the Premises”.

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5.	The Tenancy Term commences on January 1, 2017 and expires on the expiration of the Tenancy Term according to the Tenancy Agreement.

6.	The monthly rent for the area described in clause 2 above has been set according to NIS 65 per square meter (gross) at the sum of NIS 12,268.75, such sum being linked to the Consumer Price Index published on November 15, 2016 (99.3 points).

7.	The monthly rent for the mezzanine floor described in clause 3 above has been set according to NIS 30 per square meters of the floor area, at the sum of NIS 3172.80, such sum being linked to the Consumer Price Index published on November 15, 2016 (99.3 points).

8.	The aggregate rent for the Premises will be paid for three months in advance every calendar quarter as defined in the Tenancy Agreement. The payment for the first three months of the tenancy will be made on the date of the execution of this Agreement.

9.	The management fees for the Premises will be at the rate of NIS 13 per square meter (gross) of the area described in clause 2 above and will be paid pursuant to the provisions of the Tenancy Agreement. The Tenant will sign a management agreement with the Management Company pursuant to the provisions of the Tenancy Agreement, immediately after signing this Agreement. No management fee will be paid with respect to the mezzanine floor. The management fees will be linked to the Index as described above.

10.	VAT will be added to all of the above payments according to the rate thereof at the time of making the payment, and will be paid together with each of such payments.

11.	The Tenant will pay on the execution of this Agreement collateral at the rate of four months of the tenancy together with VAT pursuant to the provisions of clause 33 of the Tenancy Agreement.

12.	The Tenant takes the Premises in its present condition “as is” and all adjustments that will be required in order to adjust the Premises to the purposes of their use by the Tenant will be carried out by the Tenant at its own expense.

13.	Possession of the area described in clause 2 above will be conveyed to the Tenant upon the execution of this Agreement. Possession of the area of the mezzanine floor will be conveyed to the Tenant upon vacation by the existing tenant, on January 1, 2017.

14.	Subject as provided above, all of the terms of the Tenancy Agreement will mutatis mutandis apply to the tenancy according to this Agreement.

In witness whereof the parties have set their hands on the date first above written

/s/ Dr. Moshe Eliash	/s/ Kobbi Nir
The Landlord	Sol-Gel Technologies Ltd.
in his own name	The Tenant
and in the name of Ms. Rachel Zacks
by general power of attorney

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